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                                                                    EXHIBIT 23.6

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

        We hereby consent to the inclusion in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 of CSX Corporation of our fairness opinion dated December 18, 1996 addressed to the Board of Directors of Conrail Inc. and to the references to our firm in such registration statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MORGAN STANLEY & CO. INCORPORATED


                                        By:    /s/ Mahmoud A. Mamdani
                                            -----------------------------
                                            Name:  Mahmoud A. Mamdani
                                            Title: Managing Director


NEW YORK, NEW YORK
January 6, 1997